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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                                SOLO CUP COMPANY


                                    ARTICLE I

                                     OFFICES

The corporation shall continuously maintain in the State of Illinois a registered office and a registered agent whose office is identical with such registered office. The corporation may have such other offices, either within or without the State of Illinois as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third Monday in June of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the business address of the corporation.

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 40 days before the date of the meeting, or in the case of a merger or consolidation not less than 20 nor more than 40 days before the meeting, either personally, by facsimile, or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

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     SECTION 5.   FIXING OF RECORD DATE. For the purpose of determining the
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect to any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than 40 days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than 20 days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the-record date for such determination of shareholders, and the record date for the determination of shareholders for any other purpose shall be the data on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be PRIMA FACIE evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Illinois Business Corporation Act of 1983, as amended, the Articles of Incorporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, or by his duly authorized attorney in fact. Such proxy shall be in writing and filed with the secretary of the corporation before or at the time of the meeting, at which the proxy is first used. No such proxy shall be valid after l1 months from the date of its execution, unless otherwise provided in the proxy.

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     SECTION 9.   VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, except as otherwise provided by statute, the Articles of Incorporation, or these by-laws.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy, as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

          Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided by the Illinois Business Corporation Act or by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by (a) the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, provided, that (i) at least five days prior to the execution of the consent a notice in writing is delivered to all of the shareholders entitled to vote with respect to the subject matter thereof, and (ii) those shareholders who have not consented in writing are notified in writing of the taking of the corporate action promptly after the effective date of such action; or (b) all of the shareholders entitled to vote with respect to the subject matter thereof.

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     SECTION 13.  INSPECTORS. At any meeting of shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order, or any shareholder shall demand, that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be six. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to the by-laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without notice other than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given in writing to each director at his business address at least five days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice be given by facsimile, such notice shall be deemed to be delivered when sent. The attendance of a director at any meeting shall constitute a waive of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business at the meeting because it is not lawfully called or convened. Neither

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the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws or the Articles of Incorporation.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and anydirectorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. ACTION WITHOUT A MEETING. Unless specifically prohibited by the Articles of Incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors, or of any committee, thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

     SECTION 10. COMPENSATION AS BOARD MEMBERS. The board of directors, by the affirmative vote of a majority, of directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the corporation as directors. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution,

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shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

     SECTION 13. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors or of any committees of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; provided that a majority of such members consent in writing to the recording of such communications and provided that such recording is in fact made and becomes a part of the official corporate records. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a president, an executive vice president (only if appointed by the board of directors), a treasurer, a secretary and one or more vice-presidents (the number thereof to be determined by the board of directors or president), assistant secretaries or other officers as may be designated and elected by the board of directors. Any two or more offices may be held by the same person unless prohibited by law.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of and officer shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. PRESIDENT. The president shall be the chief executive officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is

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expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 5. EXECUTIVE VICE PRESIDENT. The executive vice president shall be an executive officer of the corporation. Subject to the direction and control of the board of directors and the president, he shall assist the president in the management of the corporation's business and implementation of the board of director's resolutions, except in those instances in which that responsibility is specifically assigned to another person. He shall discharge those duties as may be prescribed by the board of directors and president from time to time. In the absence of the president, or in the president's inability or refusal to act, the executive vice president shall perform the president's duties, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. In the event of the executive vice president's inability or refusal to act, the office need not be filled until such time as the board of directors shall determine. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the executive vice president may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 6. VICE-PRESIDENTS. The vice-president (or in the event there be more than one vice-president, each vice-president) shall assist the president and the executive vice president in the discharge of their respective duties as they may direct, and shall perform such other duties as from time to time may be assigned to him by the president, the executive vice president or by the board of directors. In the absence of the president or the executive vice president or in the event of their inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president or the executive vice president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or the executive vice president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be

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executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     SECTION 7. TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president, the executive vice president or by the board of directors.

     SECTION 8. SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, the executive vice president or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president, the executive vice president or by the board of directors.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president, the executive vice president or the board of directors. The assistant secretaries may sign with the president, the executive vice president or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors of these by-laws.

     SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the president and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     SECTION 11. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

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     SECTION 12.  BONDS. If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety or sureties as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                                    ARTICLE V

          CONTRACTS, LOANS AND CERTAIN OBLIGATIONS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. The corporation may issue loans to its officers or directors.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the president, the executive vice president or a vice-president or by such officer as shall be designated by resolution of the board of directors, and by the secretary or an assistant secretary, and may, but need not be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the corporation is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all.

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     SECTION 2.   LOST CERTIFICATES. If a certificate representing shares has allegedly been lost, stolen or destroyed the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

     SECTION 4. CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be determined by the board of directors.

                                  ARTICLE VIII

                                      SEAL

     The corporation may adopt a corporate seal. If a corporate seal is adopted by the corporation, the corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE IX

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation, or under the provisions of any statute, a waiver to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE X

                                   AMENDMENTS

     The power to make, alter, amend, or repeal the by-laws of the corporation shall be vested in the board of directors unless reserved to the shareholders by the Articles of Incorporation.

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The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the Articles of Incorporation.

                                   ARTICLE XI

                                    DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE XII

                                  REIMBURSEMENT

     Any payments made to an officer or director of the corporation, including, without limitation, salaries, commission, bonuses, interest, rent, travel, or entertainment expenses, telephone and auto expenses, and insurance premiums, which shall be disallowed in whole or in part by the Internal Revenue Service or the Illinois Department of Revenue as a deductible expense by the corporation on any of its income tax returns, whether state or federal, shall be reimbursed by such officer or director to the corporation to the full extent of such disallowance. It shall be the duty of the board of directors to enforce payment of each amount disallowed. In lieu of payment by the officer or director, subject to the determination of the board of directors, proportionate amounts may be withheld from his future compensation or expense account payments until the amount owed to the corporation has been recovered.

                                  ARTICLE XIII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

     SECTION 1. GENERAL. Notwithstanding any provision in this Article XIII to the contrary, individuals who serve as directors and officers shall have all rights of indemnification and defense provided under law including, without limitation, as may now or hereinafter be provided under Article 8 (or any successor provision) under the Illinois Business Corporation Act of 1983, as amended.

     SECTION 2. THIRD PARTY ACTIONS. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of

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any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal act or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 3. ACTIONS BY OR ON BEHALF OF THE CORPORATION. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 4. INDEMNIFICATION. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided, however, notwithstanding the provisions of this Section 4 to the contrary, the corporation may pay any and all expenses incurred to defend any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as provided herein.

     SECTION 5. DETERMINATION. Any indemnification under Sections 2 and 3 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 and 3. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a majority of such a quorum so directs, by independent legal counsel in a written opinion, or
(c) by the shareholders.

     SECTION 6. SURVIVORSHIP. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to

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action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE XIV

                               RECORDS AND REPORTS

     SECTION 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of Illinois, as fixed by the board of directors from time to time.

     SECTION 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for by law to be open to the inspection of the directors and shareholders from time to time shall be made so available in the manner provided by law.

     SECTION 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these by-laws, as amended or otherwise altered to date, certified by the secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the shareholders of the company, at all reasonable times during office hours, as provided by law.

     SECTION 4. CLOSING STOCK TRANSFER BOOKS. The Board of Directors may close the transfer books in its discretion for a period not exceeding 60 days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                   ARTICLE XV

                              CONSTRUCTION OF TERMS

     The use of singular and plural words and terms, and of the male or female gender, in these by-laws may be construed and applied alternatively in accordance with the facts and circumstances existing at the time of construction and application of such words and terms.

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                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                            SOLO CUP COMPANY BY-LAWS
                                JANUARY 27, 1999

     1. Article III, Section 1 of the By-laws shall be deleted in its entirety and replaced with the following new Article III, Section 1:

     "SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors. Any sale of assets, other than inventory, in an amount of $100,000 or more in a single transaction, shall require approval of the Board of Directors."

     2. Article III, Section 2 of the By-laws shall be deleted in its entirety and replaced with the following new Article III, Section 2:

     "SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be five. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors maybe increased or decreased from time to time by amendment to the by-laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     3. Article IV of the By-laws shall be deleted in its entirety and replaced with the following new Article IV:

                                   "ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a (a) chairman and chief executive officer, (b) president, (c) chief financial officer, (d) one or more executive vice presidents, (e) one or more vice-presidents (the number thereof to be determined by the board of directors),
(f) secretary, and (g) assistant treasurers, secretaries or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person unless prohibited by law.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of any officer shall not of itself create contract rights. Notwithstanding the foregoing, neither a descendant of John F. Hulseman nor Robert L. Hulseman shall be elected Chief Executive Officer unless by the unanimous vote of the Board of Directors.

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     SECTION 3.   REMOVAL. Any officer elected or appointed by the board of
directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. CHAIRMAN AND CHIEF EXECUTIVE OFFICER. The chairman and chief executive officer ("CEO") shall be the principal executive officer of the corporation and shall preside at all meetings of the shareholders, the holders of all classes of shares and the board of directors. During the absence or disability of the CEO, or during a vacancy in the office of CEO, the president shall preside at all meetings of the shareholders, the holders of all classes of shares and the board of directors. The CEO shall have the general control and management of all the officers and employees of the corporation, and, in all cases where the duties of the subordinate officers and agents of the corporation are not specifically prescribed by the by-laws or by resolutions of the stockholders, or where their duties are not prescribed by the board of directors, they shall obey the orders and instructions of the CEO. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 5. PRESIDENT. The president shall be an executive officer of the corporation. He shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors and CEO from time to time. In the absence of the CEO, the president shall perform the duties of the CEO, and when so acting, shall have all the powers of, and be subject to all of the restrictions upon the CEO. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors or the CEO, according to the requirements of the form of the instrument.

     SECTION 6. CHIEF FINANCIAL OFFICER. The chief financial officer shall be the executive officer of the corporation next in authority to the CEO and president. He shall be the principal accounting and financial officer of the corporation, and also have responsibility for the corporation's daily business operations. The chief financial officer shall have custody of the

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corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The chief financial officer shall disburse the funds of the corporation as may be ordered by the board of directors, properly documenting such disbursements and rendering to the CEO and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all receipts and disbursements and a report of the financial condition of the corporation. The chief financial officer shall also perform such other duties as from time to time maybe assigned to him by the CEO or by the board of directors.

     SECTION 7. EXECUTIVE VICE PRESIDENTS. The executive vice president (or in the event there shall be more than one executive vice president, each of the executive vice presidents) shall be an executive officer next in authority to the CEO, the president and the chief financial officer, all of whom he shall assist in the management of the business of the corporation and the implementation of orders and resolutions of the board of directors. The executive vice president (or each of them if there shall be more than one) perform such other duties as the board of directors or the CEO may from time to time prescribe.

     SECTION 8. VICE-PRESIDENTS. The vice-president (or in the event there shall be more than one vice-president, each of the vice- presidents) shall assist the executive officers in the discharge of their duties as they may direct and shall perform such other duties as from time to time may be assigned to him by the executive officers or by the board of directors. The vice president (or each of them if there are more than one) may execute for the Corporation such certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the executive officers or the board of directors have specifically authorized the vice president to execute, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the executive officers officer or the board of directors, according to the requirements of the form of the instrument.

     SECTION 9. SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to

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them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors of these by-laws.

     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the chairman of the board and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     SECTION 12. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 13. BONDS. If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety or sureties as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices."